UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

ITEM 3.03 Material Modification to Rights of Security Holders.

On July 18, 2022, Maui Land & Pineapple Company, Inc. (the “Company” or “MLP”) changed its state of incorporation from the State of Hawaii to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion adopted on July 1, 2022 (the “Plan of Conversion”). The Reincorporation was accomplished by filing: (i) a Hawaii Articles of Conversion with the Department of Commerce and Consumer Affairs of the State of Hawaii (the “Hawaii Articles of Conversion”); (ii) a Delaware Certificate of Conversion with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”); and (iii) a Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Certificate of Incorporation”). In connection with the Reincorporation, the Company’s Board of Directors (the “Board”) adopted new bylaws in the form attached to the Plan of Conversion (the “Delaware Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at the annual meeting of the stockholders of the Company held on June 29, 2022. Upon the effectiveness of the Reincorporation:

●	The affairs of the Company ceased to be governed by Hawaii corporation laws and are now subject to Delaware corporation laws.

●
MLP (Delaware) is the same entity as MLP (Hawaii) and continues with all of the rights, privileges and powers of MLP (Hawaii), has the same name, possesses all of the properties of MLP (Hawaii), continues with all of the debts, liabilities and obligations of MLP (Hawaii), and continues with the same officers and directors of MLP (Hawaii) immediately prior to the Reincorporation; provided that the Board has been increased from five to seven members, and Glyn Aeppel and John Sabin have been added to the Board of Directors immediately following the Reincorporation.

●
Each issued and outstanding share of common stock of MLP (Hawaii) is automatically converted into an issued and outstanding share of common stock of MLP (Delaware) without any action on the part of our stockholders. The Company will continue to file periodic reports and other documents with the Securities and Exchange Commission (the “SEC”). The Reincorporation does not change the respective positions of the Company or stockholders under federal securities laws.

●
All of the Company’s employee benefit and incentive plans became MLP (Delaware) plans, and each option, equity award or other right issued under such plans is automatically converted into an option, equity award or right to purchase or receive the same number of shares of MLP (Delaware) common stock, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation. In addition, the Company’s executive severance plans, employment agreements and other employee benefit arrangements also are continued by MLP (Delaware) upon the terms and subject to the conditions in effect at the time of the Reincorporation.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing description of the Reincorporation and the Plan of Conversion does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. A more detailed description of the Plan of Conversion, and the effects of the Reincorporation, is set forth in Proposal 4 of the Company’s proxy statement (the “Company’s Proxy Statement”) filed with the SEC on May 16, 2022, which description is incorporated herein by reference. The Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Bylaws and the Hawaii Articles of Conversion are also filed herewith as Exhibits 3.1, 3.2, 3.3, and 3.4 respectively, and incorporated herein by reference.

No action will be required on the part of the Company’s stockholders to receive shares of MLP (Delaware) upon completion of the Reincorporation. Pursuant to the Plan of Conversion, the issued and outstanding shares of common stock of the Company will automatically be converted into shares of common stock of MLP (Delaware) and certificates representing shares of common stock of the Company will automatically be deemed to represent shares of common stock of MLP (Delaware).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 18, 2022, the Board increased the size of the Board from five directors to seven directors and appointed Glyn Aeppel and John Sabin to fill the resulting vacancies.

Glyn Aeppel, 63, is President and Chief Executive Officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded in 2010. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of Simon Property Group (NYSE:SPG), where she is a member of the Governance and Nominating Committee, and AvalonBay Communities, Inc. (NYSE:AVB), where she is a member of the Nominating, Governance and Corporate Responsibility Committee and the Investment and Finance Committee. She also serves on the board of Concord Hospitality Enterprises, Exclusive Resorts LLC, and Gilbane Inc., all privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc. Ms. Aeppel holds a Bachelor of Arts Honors from Principia College and a Master’s of Business Administration from Harvard Business School.

Ms. Aeppel does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Aeppel and any other persons pursuant to which she was selected as a director; and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

John Sabin, 67, is Chief Financial Officer at Revolution LLC, where he has served since May 2011. Prior to joining Revolution, Mr. Sabin served as Executive Vice President, Chief Financial Officer, and General Counsel for Phoenix Health Systems from October 2004 to May 2011, where he was responsible for the company’s finance, accounting, contracting, and legal functions. John previously served in senior finance positions with Marriott, Manor Care, and Choice Hotels, as well as smaller firms including a venture capital firm and a biotech company. John held the position of Chief Financial Officer in two public hospitality companies and presently serves as an independent director of Hersha Hospitality Trust (NYSE:HT), a publicly-traded real estate investment trust in the hospitality sector. John has previously served as a director of five other public companies and has chaired or served on the audit, compensation, nominating & governance or executive committees of such boards. John is a member of the American Bar Association and the American Institute of Certified Public Accountants, and is licensed as both a lawyer and a CPA. John holds two Bachelor of Science degrees in Accounting and University Studies from Brigham Young University and holds a Juris Doctor from the J. Reuben Clark Law School, a Master’s of Business Administration from the Marriott School of Management and a Master’s of Accountancy from the Marriott School of Management.

Mr. Sabin does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Sabin and any other persons pursuant to which he was elected as a director; and there are no transactions in which Mr. Sabin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments of Ms. Aeppel and Mr. Sabin to the Board, each director will receive cash compensation equal to the amount of cash compensation paid to other non-employee directors, which is currently $40,000 per year, paid quarterly, and pro-rated for any portion of a year. In addition, each director is expected to be awarded a restricted stock grant under the Company’s 2017 Equity and Incentive Award Plan equal to the amount of stock awarded to other non-employee directors, which is currently an award of shares having a value of $65,000. The restricted stock grants are subject to Board approval.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As disclosed in Item 3.03 above, effective July 18, 2022, the Company changed its state of incorporation from Hawaii to Delaware pursuant to the Plan of Conversion. As of that date, the rights of the Company’s stockholders began to be governed by Delaware corporation laws, the Delaware Certificate of Incorporation, and the Delaware Bylaws. The Delaware Certificate of Incorporation and the Delaware Bylaws are filed herewith as Exhibits 3.2 and 3.3, respectively, and incorporated herein by reference. Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Delaware Certificate of Incorporation and Delaware Bylaws, and the changes in rights of the Company’s stockholders as a result of the Reincorporation, is set forth in the Company’s Proxy Statement filed with the SEC on May 16, 2022, which description is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of MLP (Delaware) are deemed registered under Section 12(g) of the Exchange Act and MLP (Delaware) has succeeded to MLP (Hawaii)’s attributes as the Company with respect thereto.

Item 9.01 Financial Statements and Exhibits.

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Plan of Conversion
3.1	Delaware Certificate of Conversion
3.2	Delaware Certificate of Incorporation
3.3	Delaware Bylaws
3.4	Hawaii Articles of Conversion
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: July 20, 2022	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer

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